EXHIBIT 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com

Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Of Counsel

Stephen Skillman

Linda R. Feinberg

Paul T. Koenig, Jr.

Robert A. Gladstone

Janine Danks Fox*

Richard A. Catalina Jr.*†

Eric M. Stein**

Robert G. Stevens Jr.**

Michael D. Brottman**

Benjamin T. Branche*

Lindsey Moskowitz Medvin**

Mark A. Fisher

Robert L. Lakind***

Thomas J. Manzo**

Melissa A. Chimbangu

Jamie Yi Wang#

Bella Zaslavsky**

Kathleen O’Brien

Steven A. Lipstein**

Yarona Y. Liang#

Brian A. Heyesey

+Certified Matrimonial Attorney

++Certified Civil and Criminal
Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

June 25, 2015

Coates International, Ltd.

Highway 34 & Ridgewood Road

Wall Township, New Jersey 07719

Gentlemen:

You have requested our opinion as counsel for Coates International, Ltd., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 205,000,000 shares of the Company’s common stock, par value $0.0001 per share, that are to be issued to Southridge Partners II LP (the “Shareholder”) pursuant to that certain equity purchase agreement dated June 23, 2015 (the “Offering”) and resold pursuant to this Registration Statement.

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(b)	the certificate of an Officer of the Company dated June 23, 2015 (the “Officer’s Certificate”);
(c)	a Board of Directors resolution approving the filing of the S-1 Registration Statement to register the shares under the Offering;
(b)	the executed agreements by which the Shareholder acquired its interests through the Offering;
(c)	the restated Certificate of Incorporation of the Company dated December 27, 1991, and subsequent amendments filed on May 22, 2000, August 31, 2001 and May 29, 2015; and
(d)	online confirmation that the Company is in good standing as of June 25, 2015.

June 25, 2015 Page 2

In each instance we have relied upon the content of each of the documents set forth above, and have relied upon the content of the Officer’s Certificate.  In reliance thereon, and based upon our review of the foregoing, it is our opinion that the common stock to be issued to the Shareholder and resold pursuant to this Registration Statement will be legally issued, fully paid and non-assessable.

We offer our opinion based upon the laws of the State of Delaware including statutory provisions, all applicable provisions of the Delaware General Corporate Law and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Gregg E. Jaclin
Gregg E. Jaclin
For the Firm